UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2018
(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: The purpose of this 8-K/A is to correct the amount of net interest income disclosed for the first six months of 2018.

Item 2.02 Results of Operations and Financial Condition

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On July 20, 2018, Community Bancorp. issued a revised press release announcing its earnings for the period ended June 30, 2018, which replaces the press release issued on July 17, 2018.  The revised press release corrects the reported amount and percentage of the increase in the Company’s net interest income (NII) for the first six months of 2018 compared to the same period in 2017 ($881,135, 7.93%).  As initially reported, the amount and percentage increase in NII for the six month comparison period incorrectly reflected the three month comparison period ($395,027, 6.9%). A copy of the corrected press release is furnished as Exhibit 99.1 to this amended Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 2.02 of this Report is furnished, not filed, herewith:

Exhibit 99.1, Press Release dated July 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: July 20, 2018	/s/ Kathryn M. Austin
Kathryn M. Austin, President and
Chief Executive Officer